UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

EDGEWATER BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55129	46-3687434
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

321 Main Street, St. Joseph, Michigan	49085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (269) 982-4175

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 14, 2015. At the meeting, our shareholders voted on each of the following two matters:

●	The election of four directors: Norma Tirado-Kellenberger and Thomas L. Starks to serve for 3-year terms, Lynn C. Todman to serve for a 2-year term, and Robert D. Gottlieb to serve for a 1-year term; and

●	Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2015.

The final vote results for these two matters is set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Norma Tirado-Kellenberger	374,441	19,500	15,100	106,409
Thomas L. Starks	389,391	19,650	-0-	106,409
Lynn C. Todman	388,341	20,600	100	106,409
Robert D. Gottlieb	365,801	43,240	-0-	106,409

The votes cast on the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2015 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
482,911	32,039	500	-0-

Item 8.01   Other Events.

Attached are slides listing 2015 financial goals. The information in this Item 8.01 (including the slides in Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

99.1	Slides with 2015 financial goals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER BANCORP, INC.

DATE: May 18, 2015	By:	/s/ Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer

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